UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2026

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2026, the Compensation Committee of Board of Directors of Adeia Inc. (the “Company”) approved certain changes described below to its existing severance agreements (each, a “Prior Severance Agreement”) entered into with each of (i) Keith A. Jones, the Company’s Chief Financial Officer, (ii) Dr. Mark Kokes, the Company’s Chief Revenue Officer, and (iii) Kevin Tanji, the Company’s Chief Legal Officer and Secretary. Such changes will be memorialized in an amended and restated severance agreement to be entered into with each such executive officer (each, an “Amended & Restated Severance Agreement”), a form of which shall be filed with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026. Unless expressly stated below, each Amended & Restated Severance Agreement shall be substantially the same as the corresponding Prior Severance Agreement, a form of which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and will supersede and replace the corresponding Prior Severance Agreement.

Each Amended & Restated Severance Agreement will reflect the following changes:

•
If the applicable executive experiences a Qualifying Termination (as defined therein), the executive will additionally be entitled to receive immediate acceleration of vesting, as of the date of termination, of outstanding equity awards scheduled to vest within 12 months following the termination date (or for any, performance-based equity awards, (i) those with a multi-year performance period that ends during such period or (ii) to the extent any such award contains performance goals measured against fiscal year performance within a multi-year performance period, those with any such fiscal year(s) that have been completed on or prior to the termination date), with performance-based equity awards vesting based on the following, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents: (a) actual performance achievement, with respect to any performance goals measured against fiscal year performance within an applicable multi-year performance period to the extent any such fiscal year(s) have previously been completed on or prior to the termination date, and (b) the greater of target performance achievement and actual performance achievement (to the extent determinable as of the termination date, as determined in the sole discretion of the Company), with respect to any other performance goals.

•
If the applicable executive experiences a CIC Qualifying Termination (as defined therein), the executive’s existing entitlement to receive immediate acceleration of vesting, as of the later of the date of termination or the date of such change in control, of all outstanding equity awards, the level of performance-based equity award vesting will be based on the following, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents: (a) actual performance achievement, with respect to any performance goals measured against fiscal year performance within an applicable multi-year performance period to the extent any such fiscal year(s) have previously been completed on or prior to the date of the Change in Control (as defined therein), and (b) the greater of target performance achievement and actual performance achievement (to the extent determinable as of the date of the Change in Control, as determined in the sole discretion of the Company), with respect to any other performance goals.

The foregoing description of each Amended & Restated Severance Agreement does not purport to be a complete description of each Amended & Restated Severance Agreement or of the provisions summarized herein and is qualified in its entirety by reference to the actual text of the form of Amended & Restated Severance Agreement that will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2026	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer